Exhibit 99.1
PREMIER EXHIBITIONS TO COMMENCE
TRADING ON THE NASDAQ GLOBAL MARKET
Atlanta, GA. November 14, 2006. Premier Exhibitions, Inc. (NASDAQ: PRXI) today announced that the NASDAQ Stock Market has approved the transfer of the Company’s Common Stock listing from the NASDAQ Capital Market to the NASDAQ Global Market. The Company’s common stock will commence trading on the NASDAQ Global Market at market open on November 15, 2006. The Company’s trading symbol, “PRXI”, will not be affected by the transfer to the Global Market.
Premier Exhibitions’ President and CEO, Mr. Arnie Geller, stated, “Our improved NASDAQ listing is in line with our objectives to continue to improve our fiscal performance while increasing our visibility as an industry leader. This significant upgrade in our listing, in light of having only been a NASDAQ-listed company since June of this year, is an accomplishment of which we are very proud.”
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2006, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the Company’s markets, including terrorist attacks, competition from others, how much capital the Company may or may not receive from required financings, and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. We disclaim any obligation to update these forward- looking statements.
For additional Information:
Public and Media Relations:
Katherine Morgenstern
404-842-2600
kmorgenstern@prxi.com
Investor Relations:
North Coast Advisors, Inc.
Craig T. Stewart
585-218-7371
cstewart@ncainc.com